Exhibit 21

SUBSIDIARIES

OF

CHESAPEAKE ENERGY CORPORATION

Oklahoma Corporation

Corporations	State of Organization
Arkansas Midstream Gas Services Corp.	Arkansas
Chesapeake Energy Louisiana Corporation	Oklahoma
Chesapeake Energy Marketing, Inc.	Oklahoma
Chesapeake Operating, Inc.	Oklahoma
Diamond Y Enterprise, Incorporated	Pennsylvania
Gene D. Yost & Son, Inc.	Oklahoma

Limited Liability Companies	State of Formation
AMGS, L.L.C.	Arkansas
Appalachia Midstream Services, L.L.C.	Oklahoma
Bluestem Gas Services, L.L.C.	Oklahoma
Carmen Acquisition, L.L.C.	Oklahoma
Chesapeake Appalachia, L.L.C.	Oklahoma
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma
Chesapeake Exploration, L.L.C.	Oklahoma
Chesapeake Land Development Company, L.L.C.	Oklahoma
Chesapeake Midstream Gas Services, L.L.C.	Oklahoma
Chesapeake Midstream Holdings, L.L.C.	Delaware
Chesapeake Midstream Management, L.L.C.	Delaware
Chesapeake Midstream Operating, L.L.C.	Oklahoma
Chesapeake Midstream Partners, L.L.C.	Delaware
Chesapeake Plaza, L.L.C.	Oklahoma
Chesapeake Royalty, L.L.C.	Oklahoma
CHK Holdings, L.L.C.	Oklahoma
Compass Manufacturing, L.L.C.	Oklahoma
Gothic Production, L.L.C.	Oklahoma
Great Plains Oilfield Rental, L.L.C.	Oklahoma
Hawg Hauling & Disposal, LLC	Delaware
Hodges Trucking Company, L.L.C.	Oklahoma
Louisiana Midstream Gas Services, L.L.C.	Oklahoma
MC Mineral Company, L.L.C.	Oklahoma
MidCon Compression, L.L.C.	Oklahoma
Mid-America Midstream Gas Services, L.L.C.	Oklahoma
Mockingbird Midstream Gas Services, L.L.C.	Oklahoma
Nomac Drilling, L.L.C.	Oklahoma
Oklahoma Midstream Gas Services, L.L.C.	Oklahoma
Ponder Midstream Gas Services, L.L.C.	Delaware
Texas Midstream Gas Services, L.L.C.	Oklahoma

Partnerships
Chesapeake Louisiana, L.P.	Oklahoma
Chesapeake Midstream Development, L.P.	Delaware
Empress Louisiana Properties, L.P.	Texas